                                  EXHIBIT 4(i)C

  FARMLAND INDUSTRIES, INC
  12200 NORTH AMBASSADOR DRIVE
  KANSAS CITY, MO  641631244

                                                           DEMAND LOAN RECEIPT
  Description of Bond

  ACCOUNT NUMBER:
  NAME OF OWNER
  PRINCIPAL AMOUNT:                                          ISSUE DATE:
  BOND TYPE:                   BOND NUMBER:

  INTEREST RATE:                                          MATURITY DATE:
  TOD/POD:
  Preface

This Demand Loan Receipt sets forth certain  terms and  conditions of the Demand
Loan as might  be  contained  in a  certificate  for the  Demand  Loan.  For the convenience  and  protection of the Holder and Farmland  Industries,  Inc.,  the
Demand Loan is being  issued only in book entry form on the books and records of
Farmland, to which further reference is made. The Demand Loan is no longer being
issued  in   certificated   form.   Farmland   retains   the  same   duties  and
responsibilities  to pay principal and interest to the Holder of the Demand Loan without a certificate being issued.

This  Receipt is not a  certificate  for any  security.  The Receipt  confers no rights,  interests,  obligations,  duties,  responsibilities or otherwise on any party,  and  acts  only  as a  memorandum  of  the  uncertificated  Demand  Loan referenced  above. This Receipt is not a negotiable  instrument,  and the Demand
Loan  referenced is subject to all  provisions  of law regarding  uncertificated securities.

Terms and Conditions

Farmland is obligated to pay to the Holder named above or registered  assigns as indicated on its books and records (the  "Holder"),  the principal  amount shown above in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debt, and to pay interest per annum from the date of issuance  (the "Date of Original  Issuance")
until date of  redemption  on said  principal sum at the interest rate per annum
(the "Demand Loan Interest Rate") as described  herein,  unless this Demand Loan is redeemed within a one (1) month period by a member cooperative of Farmland or within a six (6) month period by any other Holder, in which case the Demand Loan shall bear  interest at a demand rate 2% below the Demand  Loan  Interest  Rate.
Such interest payments are to be made in one of the following ways at the option of the  purchaser  made  at the  time  of  purchase  and  irrevocable  as to the purchaser: (i) six (6) months after the Date of Original Issuance and at the end of each  and  every  six (6)  month  period  thereafter  until  surrendered  for redemption,  or (ii) only at the date of redemption  compounded  semiannually at the Demand Loan  Interest  Rate.  In addition,  to the extent  permitted by law,
Farmland shall pay interest on overdue  interest at the  applicable  Demand Loan
Interest Rate.

Farmland does not have a right to call any outstanding Demand Loans for redemption at any time.

This Demand Loan is one of a duly  authorized  issue of Demand Loans of Farmland designated as its Demand Loans (herein referred to as the "Demand Loans"), to be issued in  amounts  of $1,000 or more.  The  Demand  Loan  Interest  Rate is the interest  rate  for the  Demand  Loans as  determined,  from  time to  time,  by
Farmland.  Except as hereinafter provided,  each Demand Loan shall earn interest at the Demand Loan Interest  Rate in effect on the Date of Original  Issuance of the Demand Loan for a period of six (6) months only; provided,  however, that if during such six (6) month period the Demand Loan Interest Rate is increased to a rate higher than that currently in effect for this Demand Loan, then this Demand
Loan shall earn  interest at the increased  rate from the effective  date of the increase to the end of such Demand Loan's then current six (6) month period. Six
(6) months from the Date of Original  Issue of this Demand Loan and each six (6)
month anniversary date thereafter, this Demand Loan shall, if not redeemed, earn interest at the Demand Loan  Interest Rate in effect on such  anniversary  date, but only for a six (6) month period from such anniversary  date,  subject to the escalation  provisions  previously  set  forth.  A decrease  in the Demand  Loan
Interest  Rate  will  have no  effect on any  Demand  Loan  issued  prior to the decrease  until the first day of the next  subsequent  six month  period of such outstanding  Demand  Loan.  The  Demand  Loans may be  redeemed,  at the  unpaid principal  amount plus interest on the date of redemption,  at the option of the
Holder,  at any time.  If redeemed by a Farmland  member  cooperative  purchaser during a one (1)  month  period or by any  other  Holder  during a six (6) month period  immediately  following  the Date of Original  Issuance,  the Demand Loan shall bear  interest  from Date of Original  Issuance to date of redemption at a demand rate 2% below the Demand Loan  Interest  Rate.  Interest on the principal amount of the Demand Loan is payable in one of the following  ways at the option of the  purchaser,  made  at the  time of  purchase  and  irrevocable  as to the purchaser: (i) six (6) months after the Date of Original Issuance and at the end of each and every six (6) month  period  thereafter  until this  Demand  Loan is surrendered  for redemption,  or (ii) only at the date of redemption  compounded semiannually at the effective Demand Loan Interest Rate. Farmland shall have the right at any time by  notice  to the  Holder  to  terminate  any  obligation  to continue  retaining  the interest of any Holder  pursuant to a Holder's  option, which  termination  shall be  effective as of the opening of business on the day following the first interest compounding date after such notice is mailed to the
Holder and the Holder will be paid all the interest in the  Holder's  account on the effective date.

The Demand Loan is one of a duly  authorized  issue of  securities  (hereinafter called the  "Securities") of Farmland issued and to be issued under an Indenture dated as of December 4, 1997 (herein called the  "Indenture")  between  Farmland and UMB Bank, National  Association,  Kansas City, Missouri,  as Trustee (herein called the  "Trustee",  which term  includes  any  successor  trustee  under the
Indenture),  to which the Indenture and all indentures  supplemental thereto and the Officers'  Certificate (as defined in the Indenture) setting forth the terms of this series of  Securities  reference  is hereby made for a statement  of the respective  rights,  limitation of rights,  duties and immunities  thereunder of
Farmland,  the Trustee and the Holders and the terms upon which the Demand Loans are, and are to be, issued.  This Demand Loan is one of the series of securities designated  as Demand  Loans.  The  Demand  Loans may bear  different  dates and interest rates, and may otherwise vary.

Any interest which is payable,  but is not punctually paid or duly provided for, on any interest  payment date and, to the extent  permitted by law,  interest on such defaulted interest at the then applicable interest rate born by this Demand
Loan (such  defaulted  interest and interest  thereon herein  collectively  call
"Defaulted  Interest")  will not be  payable  to the  Holder  on the  applicable payment  date;  and such  Defaulted  Interest  may be paid by  Farmland,  at its election in each case, in the time and manner as provided for in the Indenture.

Payment of the principal of,  premium,  if any, and interest on this Demand Loan will be made at the  office or  agency of  Farmland  in Kansas  City,  Missouri;
provided, however, that at the option of Farmland payment of interest other than interest  paid at maturity,  redemption or repayment may be made by check mailed to the address of the person  entitled  thereto as such address  shall appear in the  Register or by  electronic  funds  transfer or similar  means to an account maintained by the person entitled thereto as specified in the Register.

If an Event of Default (as defined in the Indenture)  with respect to the Demand
Loans shall occur and be continuing, the Trustee or the Holders of not less than a majority in principal  amount of the outstanding  Demand Loans may declare the principal of and accrued  interest on all of the Demand Loans due and payable in the manner and with the effect and  subject to the  conditions  provided  in the
Indenture.  Upon certain events of bankruptcy,  insolvency or  reorganization of
Farmland,  the principal  and accrued  interest on all of the Demand Loans shall become due and payable without any declaration by the Trustee or the Holders.

The Indenture contains  provisions  permitting Farmland and the Trustee to enter into one or more supplemental  indentures under certain  situations  without the consent of the Holders of any of the Demand Loans. The Indenture  permits,  with
certain   exceptions  as  therein  provided,   the  amendment  thereof  and  the
modifications  of the rights and  obligations  of Farmland and the rights of the
Holders of the  Securities  of each series under the Indenture to be affected at any time by  Farmland  and the  Trustee  with the  consent  of the  Holders of a majority in aggregate principal amount of the Outstanding Securities (as defined in the Indenture) of each series affected  thereby.  The Indenture also contains
provisions   permitting  the  Holders  of  specified  percentages  in  aggregate principal  amount  of the  Outstanding  Securities  of  each  series  under  the
Indenture,  on behalf of the Holders of all Securities of such series,  to waive compliance by Farmland with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the  Holder of the Demand  Loan shall be  conclusive  and  binding  upon such
Holder and upon all future  Holders  of the Demand  Loan and of any Demand  Loan issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notice is given to future Holders.

No reference  herein to the Indenture and no provision of this Demand Loan or of the  Indenture  shall  alter or impair  the  obligation  of  Farmland,  which is absolute and  unconditional,  to pay the principal of and interest on the Demand
Loan at the  times,  places,  and  rate,  and in the  coin or  currency,  herein prescribed.

As provided in the  Indenture,  and subject to certain  limitations  therein set forth,  the transfer of this Demand Loan may be  registered on the Register upon submission of a written  instrument of transfer in form satisfactory to Farmland duly  executed by the Holder or by his attorney  duly  authorized in writing for registration  of transfer at the office or agency of  Farmland,  in Kansas City,
Missouri,  and  thereupon one or more new Demand Loans of this series having the same terms as this Demand Loan,  of  authorized  denominations,  having the same terms and conditions and for the same aggregate principal amount, will be issued
on  the  books  and  records  of  Farmland  to  the  designated   transferee  or
transferees.

The Demand Loans are issuable only in  uncertificated  form,  without coupons in minimum denominations of not less than $1,000.

No service charge will be made for any such registration of transfer or exchange of the Demand  Loan,  but Farmland may require  payment of a sum  sufficient  to cover any tax or other  governmental  charge  that may be imposed in  connection therewith.

Farmland,  the  Trustee  and any agent of  Farmland or the Trustee may treat the person in whose name this Demand Loan is  registered on its books and records as the Holder hereof for all purposes,  whether or not this Demand Loan is overdue, and neither Farmland, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Demand Loan which are defined in the Indenture shall have the meanings  designated  to them in the  Indenture  and all  references  in the
Indenture to  "Security" or  "Securities"  shall be deemed to include the Demand
Loans.